UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 26, 2006
Tidelands Royalty Trust “B”
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-8677 (Commission File No.)	75-6007863 (IRS Employer Identification No.)

c/o The Corporate Trustee:
Bank of America, N.A. P.O. Box 830650, Dallas, Texas (Address of principal executive offices)	75283-0650 (Zip Code)
Registrant’s telephone number, including area code: (800) 985-0794
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURES
Item 7.01 Regulation FD Disclosure.
Update on the impact of Hurricanes Katrina and Rita. While none of the platforms were lost on the four fields from which Tidelands Royalty Trust “B” (Tidelands) receives royalties, there has been a substantial reduction in production due to the loss of pipeline facilities. In 2005, the field on West Cameron Block 165 produced a significant amount of the distributions to unitholders. With the temporary loss of income from this field, unitholders can expect to receive a substantial reduction in the distributions from Tidelands in 2006.
     West Cameron Block 165. According to information received from the operators, the wells on West Cameron Block 165 have been shut-in since September 20, 2005. Devon has been unable to produce and sell natural gas due to hurricane damage to the pipeline that is connected to this field. Tidelands does not have any information relating to when the pipeline may be repaired. As of the date of the filing of this Form 8-K, Devon is drilling a new well on West Cameron Block 165. Drilling started on Well Number A-8 on January 8, 2006. A recent report shows that casing is being set at 4,000 feet.
     Sabine Pass Block 13. According to information received from the operator, the production structures on this lease did not suffer significant damage from the hurricanes. As a result, production and sales were resumed in November 2005.
     Galveston Area Block 303. According to information received from the operator, the production facilities on this lease did not suffer any damage as a result of the hurricanes and the amount of shut-in time was not significant.
     West Cameron Block 225. The three wells on West Cameron Block 225 have been shut-in since September 15, 2005. Well No. 6 was damaged and will require re-completion as a result of the hurricanes. Tidelands does not have any information relating to when these wells will go back on stream.
     In accordance with General Instruction B.2. of Form 8-K, the information contained herein shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Forward Looking Statements
In this release, our use of the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terminology is intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in filings made by Tidelands with the Securities and Exchange Commission, which can be obtained at its Web site at www.sec.gov. Except for any obligation to disclose material information under Federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS ROYALTY TRUST “B”
Date: January 26, 2006	By:	BANK OF AMERICA, N.A.
(in its capacity as Corporate Trustee
of Tidelands Royalty Trust “B” and not in its individual capacity or otherwise)

By:	/s/ RON E. HOOPER
Ron E. Hooper
Senior Vice President